                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported) August 30, 2000



                        CYPRESS SEMICONDUCTOR CORPORATION

             (Exact name of registrant as specified in its charter)


       DELAWARE                                              94-2885898
(State of incorporation)  (Commission File Number)  (IRS Employer Identification
                                                                 No.)


                   3901 NORTH FIRST STREET, SAN JOSE, CA 95134

             (Address of principal executive offices of Registrant)


                                 (408) 943-2600
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

        On August 30, 2000, Cypress Semiconductor Corporation, a Delaware corporation ("Cypress") completed its acquisition of Silicon Light Machines ("SLM"), a privately-held California corporation engaged in the business of design, development and marketing of optical communication and networking products and technologies, in accordance with that certain Agreement and Plan of Reorganization among Cypress and SLM, and with respect to Article VII thereof only, U.S. Bank Trust, N.A. and Dave B. Corbin, dated as of July 21, 2000 (the "Reorganization Agreement"). Pursuant to the Reorganization Agreement, a wholly-owned subsidiary of Cypress, Silicon Acquisition Corp., merged with and into SLM and became a wholly-owned subsidiary of Cypress (the "Merger"). Prior to the closing of the Merger, all outstanding shares of SLM Series A preferred stock, Series B preferred stock and Series D preferred stock converted to SLM common stock. The outstanding shares of SLM Series C preferred stock and certain warrants for SLM Series B preferred stock were not converted to SLM common stock prior to the closing of the Merger. The holders of SLM's outstanding capital stock received a total of approximately 3,271,481 shares of Cypress common stock in exchange for their shares of SLM common and preferred stock, the holders of options to purchase SLM capital stock received options to acquire up to approximately 432,705 shares of Cypress common stock and the holders of warrants to purchase SLM capital stock received warrants to acquire up to approximately 8,674 shares of Cypress common stock. The Merger Agreement was effective as of August 30, 2000.

         Under the Reorganization Agreement, an aggregate of approximately 3,712,907 shares of Cypress Common Stock has been issued or reserved for issuance to the holders of SLM common stock, preferred stock, options and warrants. The shares of Cypress common stock issued to the SLM common and preferred shareholders were issued in reliance on Section 3(a)(10) of the Securities Act of 1933, as amended (the "Securities Act") following a fairness hearing before, and issuance of a permit by, the California Commission of Corporations.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Businesses Acquired.

             Not Applicable.

         (b) Pro Forma Financial Information.

             Not Applicable.

         (c) Exhibits.

         99.1 Agreement and Plan of Reorganization between Cypress and SLM and with respect to Article VII thereof only, U.S. Bank Trust, N.A. and Dave B. Corbin, dated as of July 21, 2000.

         99.2 Agreement of Merger of Silicon Acquisition Corp., a California corporation and Silicon Light Machines, a California corporation dated August 30, 2000.

         99.3  Press release of Cypress dated September 8, 2000.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CYPRESS SEMICONDUCTOR CORPORATION


                                       /s/ Neil H. Weiss
                                       ---------------------------------
                                       Neil H. Weiss, Vice President
                                       and Treasurer

                                 EXHIBIT INDEX

Exhibits                                Description
--------                                -----------
  99.1    Agreement and Plan of Reorganization between Cypress and SLM and with respect to Article VII thereof only, U.S. Bank Trust, N.A. and Dave B.
          Corbin, dated as of July 21, 2000.

  99.2 Agreement of Merger of Silicon Acquisition Corp., a California corporation and Silicon Light Machines, a California corporation dated August 30, 2000.

  99.3    Press release of Cypress dated September 8, 2000.